                                                                     Exhibit 5.1

                        [JENKENS & GILCHRIST LETTERHEAD]




                               October 1, 1997




Capital Senior Living Corporation
14160 Dallas Parkway
Suite 300
Dallas, Texas 75240

         Re: Offering of Common Stock of Capital Senior Living Corporation on Form S-1

Gentlemen:

         On August 12, 1997, Capital Senior Living Corporation, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the sale by the Company of an aggregate of 10,350,000 shares of the Company's common stock (the "Common Stock"), par value $.01 per share (the "Shares"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation and Bylaws of the Company, in each case as amended to date, (ii) copies of resolutions of the Board of Directors of the Company authorizing the offering of the Shares and the preparation and filing of the Registration Statement and related matters, (iii) the Registration Statement, and all exhibits thereto, and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

Capital Senior Living Corporation
October 1, 1997
Page 2




         Based upon the foregoing examination, we are of the opinion that the Shares to be issued by the Company in the offering, as described in the Registration Statement, have been duly and validly authorized for issuance and the Shares, when issued and delivered by the Company in the manner stated in the Prospectus constituting a part of the Registration Statement and in accordance with the Underwriting Agreement described in the Registration Statement, will be legally issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                  Respectfully submitted,

                                  JENKENS & GILCHRIST, A
                                  PROFESSIONAL CORPORATION



                                  By:   /s/ L. Steven Leshin
                                     -------------------------------------------
                                      L. Steven Leshin, Esq.